Articles of Merger
                                       Of
                              Pine View Merger, Co.
                              a Nevada corporation
                                  with and into
                               Videolocity, Inc.,
                              a Nevada corporation

         THESE ARTICLES OF MERGER are executed and entered into this 1st day of December, 2000, by and between Pine View Merger, Co., a Nevada corporation (hereinafter referred to as "MERGER CO."), and Videolocity, Inc., a Nevada corporation (hereinafter referred to as "VIDEO" or the "Surviving Corporation").

                                   Witnesseth
                                I. Plan of Merger

         Pursuant to these Articles of Merger, it is intended and agreed that MERGER CO. will be merged with and into VIDEO and that VIDEO shall be the Surviving Corporation, as provided below. The terms, conditions, and understandings of the merger are set forth in the Agreement and Plan of Merger between MERGER CO. and VIDEO dated as of December 1, 2000, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

                    II. Articles of Incorporation and Bylaws

         On the consummation of the merger, the articles of incorporation and bylaws of VIDEO shall be the articles of incorporation and bylaws of the Surviving Corporation.

                       III. Name of Surviving Corporation

         The name of the Surviving Corporation, which will continue in existence after the merger, shall be Videolocity, Inc.

                           IV. Officers and Directors

         The officers and directors of VIDEO, shall become the officers and directors of the Surviving Corporation.

                  V. Authorized and Outstanding Shares of VIDEO

         VIDEO is authorized to issue 2,000,000 shares of common stock, $0.001 par value, of which 1,211,250 shares are issued and outstanding as of the date hereof.

               VI. Authorized and Outstanding Shares of MERGER CO.

         MERGER CO. is authorized to issue 50,000 shares of common stock, par value $0.001 per share, of which 100 shares are issued and outstanding as of the date hereof.

                     VII. Approval by Shareholders of VIDEO

         Of the 1,211,250 shares of common stock of VIDEO issued and outstanding, 1,211,250 shares were voted in favor of the Agreement and Plan of Merger, with no shares voting against or abstaining, all in accordance with the provisions of the Nevada Revised Statutes. Such shares were voted as a class; no shares of any other class of stock were issued and outstanding and entitled to vote thereon.

                   VIII. Approval by Shareholder of MERGER CO.

         Of the 100 shares of common stock of MERGER CO. issued and outstanding all 100 shares were voted in favor of the Agreement and Plan of Merger, with no shares voting against or abstaining, all in accordance with the provisions of the Nevada Revised Statutes. Such shares were voted as a class; no share of any other class of stock were issued and outstanding and entitled to vote thereon.

                         IX. Statutory Basis for Merger

         The merger of VIDEO with and into MERGER CO. is allowed pursuant to Sections 92A.100 of the Nevada Revised Statutes.

                      X. Agreement of Surviving Corporation

         The Surviving Corporation hereby consents and agrees that:

         (a) The Surviving Corporation may be served with process in the State of Nevada in any proceeding for the enforcement of any obligation of MERGER CO. as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of MERGER CO. against the Surviving Corporation;

         (b) The Secretary of State of the State of Nevada shall be, and hereby is, irrevocably appointed as the agent of such Surviving Corporation to accept service of process in any such proceeding;

         (c) The Surviving Corporation's address for any service of process received by the Secretary of State is 2533 North Carson Street, Carson City, Nevada 89706.

         (d) Such Surviving Corporation will promptly pay to the dissenting shareholders of MERGER CO. the amount, if any, to which they shall be entitled under the provisions of the Nevada Revised Statutes with respect to the rights of dissenting shareholders; and

         (e) The Surviving Corporation shall keep on file at its principal place of business a copy of the Agreement and Plan of Merger, which will be provided, without cost, to shareholders of the Surviving Corporation when requested.

         IN WITNESS WHEREOF, the undersigned corporations, acting by their respective Presidents and Secretaries, have executed these Articles of Merger as of the date first above written.

                                          Videolocity, Inc.
Attest:                                   a Nevada corporation

By:   /s/ D. T. Norman                    By:  /s/ Jerry E. Romney, Jr.
    -----------------------                   --------------------------
    D. T. Norman, Secretary                   Jerry E. Romney, Jr., President


                                          Pine View Merger, Co.
Attest:                                   a Nevada corporation

By:  /s/ Stephen B. Cluff                 By:   /s/ Stephen B. Cluff
    ---------------------------               ----------------------
    Stephen B. Cluff, Secretary               Stephen B. Cluff, President


STATE OF UTAH           )
                        :ss
COUNTY OF SALT LAKE     )

         I, the undersigned notary public, hereby certify that on the 1st day of December, 2000, personally appeared before me Jerry E. Romney, Jr. and D. T. Norman, the President and Secretary, respectively, of Videolocity, Inc., a Nevada corporation, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Videolocity, Inc., a Nevada corporation, and that the statements therein contained are true.

                                          WITNESS MY HAND AND OFFICIAL SEAL


                                           /s/ Mark N. Schneider
                                          ---------------------------
                                              Notary Public

STATE OF UTAH          )
                       :ss
COUNTY OF SALT LAKE    )

         I, the undersigned notary public, hereby certify that on the 1st day of December, 2000, personally appeared before me Stephen B. Cluff, the President and Secretary of Pine View Merger, Co., a Nevada corporation, who being by me first duly sworn, severally declared that he is the person who signed the foregoing documents as President and Secretary of Pine View Merger, Co., a Nevada corporation, and that the statements therein contained are true.

                                         WITNESS MY HAND AND OFFICIAL SEAL


                                           /s/ Victor D. Schwarz
                                           ---------------------
                                               Notary Public

                                 Plan of Merger
                                       of
                                Videolocity, Inc.
                                       and
                              Pine View Merger, Co.

         THIS PLAN OF MERGER (the "Plan") dated as of December 1, 2000 is entered into by and between Videolocity, Inc., a Nevada corporation ("VIDEO"), and Pine View Merger, Co., a Nevada corporation ("Merger Co."), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

                                    Premises

         WHEREAS, MERGER CO. is a corporation duly organized and existing under the laws of the State of Nevada, having an authorized capital of 50,000 shares of common stock, par value $0.001 per share (the "Common Stock of MERGER CO."), of which 100 shares are issued and outstanding as of the date hereof;

         WHEREAS, VIDEO is a corporation duly organized and existing under the laws of the State of Nevada, having an authorized capital of 2,000,000 shares of common stock, par value $0.001 per share (the "Common Stock of Video"), of which 1,211,250 shares are issued and outstanding as of the date hereof; and

         WHEREAS, the respective boards of directors and shareholders of the Constituent Corporations have each duly approved this Plan providing for the merger of MERGER CO. with and into VIDEO with VIDEO as the surviving corporation as authorized by the statutes of the state of Nevada.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of MERGER CO. to be converted into shares of stock of VIDEO and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                                    Article I
                    Merger and Name of Surviving Corporation

         On the effective date of the merger, VIDEO and MERGER CO. shall cease to exist separately and MERGER CO. shall be merged with and into VIDEO, which is hereby designated as the "Surviving Corporation," the name of which on and after the Effective Date (as hereinafter defined) of the merger shall be "Videolocity, Inc." or such other name as may be available and to which the parties may agree.

                                  Article II
                         Terms and Conditions of Merger

         The terms and conditions of the merger (in addition to those set forth elsewhere in this Plan) are as follows:

         (a)      On the Effective Date of the merger:

                  (1) MERGER CO. shall be merged into VIDEO to form a single corporation, and VIDEO shall be designated herein as the Surviving Corporation.

                           (i) The separate existence of MERGER CO. shall cease.

                           (ii) The Surviving Corporation shall have all the
                  rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Nevada.

                           (iii) The Surviving Corporation shall thereupon and
                  thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the Constituent Corporations; all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all and every other interest, of or belonging to or due to each of the Constituent Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

         (b) On the Effective Date of the merger, the board of directors of the Surviving Corporation shall consist of the members of the board of directors of VIDEO immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the State of Nevada.

         (c) On the Effective Date of the merger, the officers of the Surviving Corporation shall be the officers of VIDEO immediately prior to the merger, with such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

         If on the Effective Date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided for in the bylaws of the Surviving Corporation.

                                   Article III
                      Manner and Basis of Converting Shares

         The manner and basis of converting the shares of the Constituent Corporations and the mode of carrying the merger into effect are as follows.

         (a) The 100 shares of Common Stock of Merger Co. outstanding on the effective date of the merger shall, without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common

Stock of the Surviving Corporation, which shall, on such conversion be, validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. The share of Common Stock of the Surviving Corporation into which shares of the Common Stock of Merger Co. shall have been converted shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of Merger Co.

         (b) Each share of Common Stock of VIDEO outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be converted into twenty five (25) fully paid and nonassessable share of Common Stock of PINE VIEW TECHNOLOGIES, INC., a Nevada corporation ("Pine View") and the parent of MERGER CO., which shall, on such conversion, be validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. After the Effective Date of the merger, each holder of an outstanding certificate which prior thereto represented shares of Common Stock of VIDEO shall be entitled, on surrender thereof to PINE VIEW's transfer agent Colonial Stock Transfer Company, 455 East 400 South, Suite 100, Salt Lake City, Nevada 84111 (801) 355-5740 to receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock of PINE VIEW, into which such shares shall have been converted. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the merger represented shares of Common Stock of VIDEO) shall for all purposes evidence the ownership of the shares of PINE VIEW into which such shares shall have been converted.

         (c) All shares of the Common Stock of PINE VIEW into which shares of the Common Stock of VIDEO shall have been converted pursuant to Article III shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of VIDEO, as applicable.

         (d) If any certificate for shares of PINE VIEW is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that the transfer be in compliance with applicable federal and state securities laws, and that the person requesting such exchange pay to PINE VIEW or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of PINE VIEW in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of PINE VIEW or any agent designated by it that such tax has been paid or is not payable.

                                   Article IV
                     Certificate of Incorporation and Bylaws

         The articles of incorporation of VIDEO shall, on the merger becoming effective, be and constitute the articles of incorporation of the Surviving Corporation until amended in the manner provided by law. The bylaws of VIDEO shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

                                    Article V
                              Shareholder Approval

         This Plan shall be submitted to the stockholders of each of the Constituent Corporations as provided by the laws of the States of Nevada. After the approval or adoption thereof by the stockholders of each Constituent Corporation in accordance with the requirements of the applicable laws, all required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the merger under the provisions of the laws of the state of Nevada.

                                   Article VI
                             Officers and Directors

         The officers and directors of VIDEO shall become the officers and directors of the Surviving Corporation, after the Merger, and such officers and directors shall serve until the next annual meeting of shareholders and until such time as their successors are duly elected and shall qualify.

                                   Article VII
        Approval and Effective Date of the Merger; Miscellaneous Matters

         1. The merger shall become effective when all the following actions shall have been taken:

                  (a) This Plan shall be authorized, adopted, and approved by and on behalf of each Constituent Corporation in accordance with the laws of the state of Nevada;

                  (b) This Plan, or certificate of merger in the form required, executed and verified in accordance with the laws of the state of Nevada, shall be filed in the Office of the Secretary of State of Nevada; and

                  (c) The date on which such actions are completed and such merger is effected is herein referred to as the "Effective Date."

         2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of MERGER CO. acquired or to be acquired by, or as a result of, the merger, the officers and directors of MERGER CO. or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving corporation and otherwise carry out the purposes of the merger and the terms of this Plan.

         3. The Surviving Corporation may be served with process in the State of Nevada in any proceeding for the enforcement of any obligation of MERGER CO. as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of MERGER CO. against the Surviving Corporation.

         4. The Secretary of State of the State of Nevada shall be irrevocably appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding;

         5. The Surviving Corporation's address for any service of process received by the Secretary of State is 2533 North Carson Street, Carson City, Nevada 89706.

         6. This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

         7. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

         8. This Plan shall be governed by and construed in accordance with the laws of the state of Nevada.

         The foregoing Plan of Merger, having been approved by the board of directors of each Constituent Corporation, and having been adopted separately by the stockholders of each Constituent Corporation thereto in accordance with the laws of the state of Nevada, the president and secretary of VIDEO, and the president and secretary of MERGER CO., do hereby execute this Plan of Merger this 1st day of December, 2000 declaring and certifying that this is our act and deed and the facts herein stated are true.

                                           Videolocity, Inc.,
Attest:                                    a Nevada corporation


By:   /s/ D. T. Norman                     By:   /s/ Jerry E. Romney, Jr.
    -----------------------                    --------------------------
     D. T. Norman, Secretary                   Jerry E. Romney, Jr., President

                                           Pine View Merger, Co.,
                                           a Nevada corporation
 Attest:

By:   /s Stephen B. Cluff                  By:   /s/ Stephen B. Cluff
    --------------------------                  ----------------------
     Secretary                                  Stephen B. Cluff, President

STATE OF UTAH                 )
                              :ss
COUNTY OF SALT LAKE           )

         I, the undersigned notary public, hereby certify that on the 1st day of December, 2000, personally appeared before me Jerry E. Romney, Jr. and D. T. Norman the president and secretary, respectively, of Videolocity, Inc., a Nevada corporation, who being by me first duly sworn, severally declared that they are the persons who signed the forgoing documents as president and secretary of Videolocity, Inc., Nevada corporation, and that the statements therein contained are true.

                                          WITNESS MY HAND AND OFFICIAL SEAL

                                               /s/ Mark N. Schneider
                                              --------------------------
                                                    Notary Public

STATE OF UTAH            )
                         :ss
COUNTY OF SALT LAKE      )

         I, the undersigned notary public, hereby certify that on the 1st day of December, 2000, personally appeared before me Stephen B. Cluff, the president and secretary of Pine View Merger, Co., a Nevada corporation, who being by me first duly sworn, severally declared that he is the person who signed the forgoing documents as president and secretary or Pine View Merger, Co., a Nevada corporation, and that the statements therein contained are true.

                                          WITNESS MY HAND AND OFFICIAL SEAL

                                               /s/ Victor D. Schwarz
                                              ------------------------
                                                   Notary Public